Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Form S-8 Nos. 333-126636, 333-177628, 333-181810 and 333-190409 pertaining to the Mateon Therapeutics, Inc. 2005 Stock Plan, as amended,

2.	Form S-8 No. 333-159585 pertaining to the Mateon Therapeutics, Inc. 2005 Stock Plan and the Mateon Therapeutics, Inc. 2009 Employee Stock Purchase Plan,

3.	Form S-8 No. 333-226-832 and 333-204500 pertaining to the Mateon Therapeutics, Inc. 2015 Equity Incentive Plan, and

4.	Form S-1 No. 333-225600 pertaining to the resale of shares issued in a 2018 private placement transaction,

of our report dated April 10, 2019 (which report expresses an unqualified opinion and includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern), with respect to the financial statements of Mateon Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ OUM & CO. LLP

San Francisco, California

April 10, 2019